Exhibit 1

                     TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Corning Debenture-Backed Series 2001-28
*CUSIP:    21988G643      Class     A-1
           21988GBA3      Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 25, 2006.

INTEREST ACCOUNT
----------------
Balance as of March 1, 2005.....                                                                      $0.00
         Scheduled Income received on securities.....                                                 $0.00
         Unscheduled Income received on securities.....                                               $0.00
         Interest portion of July 25, 2006 Call Price received July 25,                         $411,000.00
         2006 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution to Class A-1 Holders.....                                                -$411,000.00
         Distribution to Class A-2 Holders.....                                                      -$0.00
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.00
Balance as of   July 25, 2006.....                                                                    $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of March 1, 2005.....                                                                      $0.00
         Scheduled Principal received on securities.....                                              $0.00
         Principal portion of July 25, 2006 Call Price received July 25, 2006 upon           $13,097,637.00
         exercise of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution of principal to Class A-1 Holders on July 25,                         -$12,843,750.00
         2006.....
         Distribution of principal to Class A-2 Holders on July 25,                            -$253,887.00
         2006.....
         Distribution of $15,000,000 principal amount of underlying                                  -$0.00
         securities to Call Warrants Holder on July 25, 2006.....
Balance as of  July 25, 2006.....                                                                     $0.00


       UNDERLYING SECURITIES HELD AS OF                     July 25, 2006

  Principal Amount                         Title of Security
     ---------                             -----------------

         $0.00          Corning Incorporated 6.85% Debentures due March 1, 2029
                        *CUSIP:        219350AH8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.